UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C.  20549

                        FORM 8-K

                     CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the
             Securities Exchange Act of 1934

                     December 30, 2003
       Date of Report (Date of earliest event reported)


             IMAGE INNOVATIONS HOLDINGS INC.
    (Exact name of registrant as specified in its charter)


           NEVADA         0-50119          91-1898414
    ----------------  ----------------   -----------------
    (State or other   (Commission File   (IRS Employer
    jurisdiction of      Number)        Identification No.)
    incorporation)


      SUITE 1109, 100 PARK ROYAL
 W. VANCOUVER, BRITISH COLUMBIA, CANADA      V7T 1A2
----------------------------------------   ----------
(Address of principal executive offices)   (Zip Code)

                   604-925-5283
   --------------------------------------------------
   Registrant's telephone number, including area code


                       None
------------------------------------------------------------
(Former name or former address, if changed since last report)



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Item 5.  Other Events

On December 29, 2003, Registrant entered into a Reg. S Subscription Agreement with H.E. Capital S.A. (hereinafter " H.E."), a foreign corporation, of which Messrs. Clifford Wilkins and Christopher Smith, officers and directors of Registrant, are directors. The private sale transaction was approved by the Board of Directors of Registrant, with Messrs. Wilkins and Smith abstaining from the vote. Pursuant to the terms of the subscription, 1,200,000 Units, consisting of one share of Common Stock and one Warrant to purchase one additional share of Common Stock at a price of $1.50 per share for a period of two years from the date of subscription, were issued to H.E. As consideration for the Units, H.E. agreed to cancel a total of $900,000 of indebtedness owed to HE by Registrant. Upon issuance of the Units, such indebtedness was deemed repaid in full by Registrant. The sale price of the Units was valued at $.75 per Unit, based on the total value of the indebtedness canceled by HE.


                          SIGNATURES
                          ----------
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            IMAGE INNOVATIONS HOLDINGS INC.

Date: January 6, 2004       By: /s/ Alain Kardos
                            -------------------------------
                            Alain Kardos, President and
                            Chief Executive Officer















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